Exhibit 10.58




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              MOTIENT CORPORATION,

                                MVH HOLDINGS INC.

                                       AND

                                   [PURCHASER]


                          Dated as of February 9, 2005










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                                TABLE OF CONTENTS

ARTICLE I Purchase and Sale.......................................................................................1
         Section 1.1.      Sale of Blocker Corp Common Stock......................................................1
         Section 1.2.      Closing................................................................................1
         Section 1.3.      Deliveries.............................................................................1

ARTICLE II Representations and Warranties of Columbia.............................................................3
         Section 2.1.      Organization, Qualification, Etc.......................................................3
         Section 2.2.      Capitalization.........................................................................3
         Section 2.3.      Title to Blocker Corp Shares...........................................................4
         Section 2.4.      Authority..............................................................................4
         Section 2.5.      No Liabilities; No Operations..........................................................4
         Section 2.6.      Litigation.............................................................................5
         Section 2.7.      Blocker Corp Assets....................................................................5
         Section 2.8.      Blocker Corp Agreements................................................................5
         Section 2.9.      No Violation of Law....................................................................5
         Section 2.10.     Tax Matters............................................................................5
         Section 2.11.     Representations Complete...............................................................5
         Section 2.12.     Purchase Entirely for Own Account......................................................6
         Section 2.13.     Reliance Upon the Columbia's Representations...........................................6
         Section 2.14.     Receipt of Information.................................................................6
         Section 2.15.     Investor Status; Etc...................................................................6
         Section 2.16.     Brokers or Finders.....................................................................6
         Section 2.17.     Restricted Securities..................................................................6
         Section 2.18.     Legends................................................................................7

ARTICLE III Representations and Warranties of Motient and Sub.....................................................7
         Section 3.1.      Organization, Standing and Power.......................................................7
         Section 3.2.      Capitalization.........................................................................7
         Section 3.3.      Authorization of Motient Common Stock..................................................7
         Section 3.4.      Issuance of Motient Shares and Motient Warrants........................................7
         Section 3.5.      Title to Motient Shares and Warrants...................................................8
         Section 3.6.      Authority..............................................................................8
         Section 3.7.      SEC Documents..........................................................................8
         Section 3.8.      Litigation.............................................................................9
         Section 3.9.      Tax Matters............................................................................9
         Section 3.10.     Broker's and Finders' Fees.............................................................9
         Section 3.11.     Representations Complete...............................................................9
         Section 3.12.     Investment Company Act.................................................................9
         Section 3.13.     Independent Investigation..............................................................9

ARTICLE IV Additional Agreements.................................................................................10
         Section 4.1.      Filings; Other Action.................................................................10


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
         Section 4.2.      Public Announcements..................................................................10
         Section 4.3.      Blue Sky Laws.........................................................................10
         Section 4.4.      Additional Consideration..............................................................10
         Section 4.5.      Motient Rights Offering...............................................................11
         Section 4.6.      Designation of Director...............................................................11
         Section 4.7.      Right to Transfer.....................................................................11
         Section 4.8.      Independent Evaluation of Investment..................................................12

ARTICLE V Indemnification........................................................................................12
         Section 5.1.      Survival of Representations and Warranties............................................12
         Section 5.2.      Obligation to Indemnify...............................................................12
         Section 5.3.      Indemnification Procedures............................................................13
         Section 5.4.      Notices and Payments..................................................................14
         Section 5.5.      Limited Remedy........................................................................15

ARTICLE VI Miscellaneous.........................................................................................15
         Section 6.1.      Expenses..............................................................................15
         Section 6.2.      Counterparts: Effectiveness...........................................................15
         Section 6.3.      Governing Law.........................................................................15
         Section 6.4.      Notices...............................................................................15
         Section 6.5.      Assignment; Binding Effect............................................................16
         Section 6.6.      Severability..........................................................................16
         Section 6.7.      Entire Agreement; Non-Assignability; Parties in Interest..............................17
         Section 6.8.      Headings..............................................................................17
         Section 6.9.      Certain Definitions...................................................................17
         Section 6.10.     Amendments and Waivers................................................................17


Schedule A        Columbia Disclosure Schedule
Exhibit A         Form of Motient Warrant
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Stockholders Agreement







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


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 9, 2005 by and among Motient Corporation, a Delaware corporation ("Motient"), MVH Holdings Inc., a Delaware corporation and direct wholly-owned subsidiary of Motient ("Sub") and [Purchaser] ("Columbia"), a Delaware limited partnership.

                                    RECITAL:

         WHEREAS, subject to the terms and conditions set forth in this Agreement, Sub desires to purchase __________ shares (the "Blocker Corp Shares") of common stock, par value $0.01 per share (the "Blocker Corp Common Stock") of _________________ ("Blocker Corp") in exchange for (i) an aggregate of
____________________ shares (the "Motient Shares") of Motient's common stock, par value $0.01 per share ("Motient Common Stock") and (ii) a warrant (the "Motient Warrant") to purchase _____________ shares of Motient Common Stock (the "Warrant Shares"), a form of which is attached as Exhibit A hereto, which shall only become exercisable in the event that Motient is unable to file a Registration Statement on Form S-1 to register the resale of the Motient Shares and the Warrant Shares and/or such registration statement is not declared effective by the Securities and Exchange Commission (the "SEC") prior to the dates set forth in the Motient Warrant.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                Purchase and Sale
                                -----------------

         Section 1.1. Sale of Blocker Corp Common Stock. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (defined below), Sub will purchase from Columbia, and Columbia shall issue and sell to Sub, the Blocker Corp Shares from Columbia in exchange for the Motient Shares and the Motient Warrant.

         Section 1.2. Closing. The closing (the "Closing") of the purchase and sale of shares of Blocker Corp Common Stock in exchange for the Motient Shares and the Motient Warrant is taking place contemporaneously with the execution and delivery of this Agreement on the date hereof and is being held at the offices of Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas.

         Section 1.3. Deliveries. At the Closing:

         (a) Columbia shall deliver to Sub the following:

              (i) a certificate registered in Sub's name representing the Blocker Corp Shares;

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              (ii) the Rights Agreement duly executed by Columbia;

              (iii) the Stockholders Agreement in the form attached as Exhibit C hereto (the "Blocker Corp Stockholders' Agreement") duly executed by Columbia; and

              (iv) the Amended and Restated Consent Agreement in the form attached as Exhibit D hereto, duly executed by Spectrum Space Equity Investors IV, Inc., Spectrum Space IV Parallel, Inc., Spectrum Space IV Managers, Inc., Columbia Space (QP), Inc., Columbia Space (AI), Inc., Columbia Space Partners, Inc., Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. (the "Consent Agreement").

         (b) Sub shall deliver to Columbia the following:

              (i) a certificate registered in Columbia's name representing the Motient Shares which was contributed by Motient to Sub immediately prior to the Closing;

              (ii) the Motient Warrant, which was contributed by Motient to Sub immediately prior to the Closing;

              (iii) the Rights Agreement duly executed by Motient;

              (iv) the Blocker Corp Stockholders' Agreement duly executed by
Sub;

              (v) a draft copy of Motient's Registration Statement on Form S-1 (the "Mandatory S-1") registering the resale by Columbia of the Motient Shares and Warrant Shares in form and substance substantially as required by the rules and regulations of the SEC, together with such information and assurances as Columbia shall require in its reasonable discretion with respect to Motient's ability to meet its registration obligations as described in the Rights Agreement;

              (vi) an acknowledgement duly executed by Sub agreeing to be bound by the terms of the Second Amended and Restated Parent Transfer/Drag Along Agreement dated November 12, 2004 (the "MSV Parent Transfer/Drag Along Agreement") with respect to the Blocker Corp Shares Sub is purchasing hereunder;

              (vii) an acknowledgement duly executed by Sub agreeing to be bound by the terms of the Parent Transfer/Drag Along Agreement dated December 20, 2004 (the "TerreStar Parent Transfer/Drag Along Agreement") with respect to the Blocker Corp Shares Sub is purchasing hereunder;

              (viii) certified resolutions of Motient's and Sub's Boards of Directors approving this Agreement and the transactions contemplated hereby;

              (ix) a certificate of good standing for Motient and Sub from the Secretary of State of the State of Delaware; and

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              (x) the Consent Agreement executed by (i) Sub whereby Sub has agreed to be bound by the terms, conditions and provisions of the Consent Agreement with respect to the limited partnership units (the "MSV LP Units") of Mobile Satellite Ventures, L.P. ("MSV") and the shares of common stock (the "MSV GP Common Stock") of Mobile Satellite Ventures GP Inc. ("MSV GP") indirectly acquired by it pursuant to this Agreement and (ii) Motient Ventures Holding, Inc., a Delaware corporation and wholly-owned subsidiary of Sub ("Motient Ventures Holding") whereby Motient Ventures Holding has agreed to be bound by the terms, conditions and provisions of the Consent Agreement with respect to MSV LP Units and the MSV GP Common Stock indirectly acquired by it in connection with the transactions contemplated by the Agreement and Plan of Merger by and among Motient, Sub, Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II Inc. (the "Merger Agreement").


                                   ARTICLE II
                   Representations and Warranties of Columbia
                   ------------------------------------------

         Except as otherwise specifically provided in the Disclosure Schedule of Columbia attached hereto and incorporated herein by reference (the "Columbia Disclosure Schedule"), Columbia represents and warrants to Motient and Sub, as follows:

         Section 2.1. Organization, Qualification, Etc. Blocker Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification. The copies of the Blocker Corp Certificate of Incorporation and Bylaws which have been delivered to Motient and Sub are complete and correct and in full force and effect on the date hereof.

         Section 2.2. Capitalization.

         (a) The authorized stock of Blocker Corp consists of 3,000 shares of Blocker Corp Common Stock, 200 of which are issued and outstanding. All the issued and outstanding shares of Blocker Corp Common Stock have been validly issued and are fully paid and non-assessable.

         (b) Neither Columbia nor Blocker Corp is a party to, nor is Columbia aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any shares of Blocker Corp Common Stock, except for the Blocker Corp Stockholders' Agreement, the Consent Agreement, the Voting Agreement dated November 12, 2004 by and among Columbia and the other parties thereto (the "MSV Voting Agreement"), the Voting Agreement dated December 20, 2004 by and among Blocker Corp and the other parties thereto (the "TerreStar Voting Agreement"), the MSV Parent Transfer/Drag Along Agreement, the TerreStar Parent Transfer/Drag Along Agreement, the Amended and Restated Limited Partnership Agreement of MSV, dated November 12, 2004, as amended (the "Partnership Agreement"), the Amended and Restated Stockholders' Agreement dated November 12, 2004 by and among MSV GP and the stockholders of MSV GP (the "MSV Stockholders' Agreement"), the Rights Certificates (as defined below), the Securityholders Agreement by and among MSV and other securityholders of TerreStar (including the Irrevocable Proxies executed in connection therewith)(the "TerreStar Securityholders Agreement")


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dated December 20, 2004 (collectively, all of the foregoing are the "Other
Documents"), or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Blocker Corp.

         (c) Other than (i) the MSV LP Units, (ii) the MSV GP Common Stock, and
(iii) the rights of Blocker Corp to receive shares of common stock of TerreStar Networks Inc. ("TerreStar") pursuant to Right to Receive Shares of Common Stock (the "Rights Certificates"), Blocker Corp does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity, except as otherwise may be set forth in the Other Documents.

         Section 2.3. Title to Blocker Corp Shares. Columbia owns the Blocker Corp Shares being sold to Sub pursuant to this Agreement free and clear of any and all liens, claims and encumbrances of any kind, other than pursuant to (i) applicable securities laws ("Securities Law Encumbrances") and (ii) the Other Documents. Upon consummation of the transactions hereunder assuming compliance with the Other Documents, Sub shall be vested with valid title to the Blocker Corp Shares, free and clear of any liens, claims and encumbrances of any kind (other than Securities Law Encumbrances and those pursuant to the Other Documents).

         Section 2.4. Authority. Columbia has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions and carry out its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Columbia. This Agreement has been duly executed and delivered by Columbia and constitutes the valid and binding obligation of Columbia enforceable against Columbia in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of Columbia or Blocker Corp, or (ii) other than the Other Documents, any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Columbia or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Columbia in connection with the execution and delivery of this Agreement by Columbia or the consummation by Columbia of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Columbia or Blocker Corp and would not prevent, materially alter, delay or otherwise invalidate any of the transactions contemplated, by or the due execution and delivery of, this Agreement.

         Section 2.5. No Liabilities; No Operations. Except in connection with its ownership and participation in the management of (i) MSV through the ownership of MSV LP Units and MSV GP Common Stock (including, but not limited to, the exercise of those rights pursuant to the Other Documents), (ii) TerreStar, and the exercise of its rights as such owner (including, but not

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limited to, the exercise of those rights pursuant to the Other Documents), and
(iii) as otherwise disclosed herein, Blocker Corp has no debt, liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and is not currently conducting nor has it ever conducted any operations.

         Section 2.6. Litigation. There is no private or government proceeding pending before any agency, court or tribunal, foreign or otherwise, against Columbia or Blocker Corp or any of Columbia's subsidiaries or, to the knowledge of Columbia, threatened against Columbia or Blocker Corp or any of Columbia's subsidiaries that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Columbia to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Columbia or Blocker Corp or any of Columbia's subsidiaries, or, to the knowledge of Columbia, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Columbia to consummate the transactions contemplated by this Agreement.

         Section 2.7. Blocker Corp Assets. All assets of Blocker Corp are set forth on Schedule 2.7 hereto (collectively, the "Blocker Corp Assets"). Blocker Corp has good and marketable title to the Blocker Corp Assets, including the MSV LP Units and MSV GP Common Stock listed on Schedule 2.7, free and clear of all liens, security interests, encumbrances or adverse claims (other than Securities Law Encumbrances and those pursuant to the Other Documents).

         Section 2.8. Blocker Corp Agreements. Columbia has delivered to Motient
(i) a correct and complete copy of each written contract, agreement, plan, understanding, commitment or other arrangement that is binding on Blocker Corp and except, in each case, for those to which Motient or a subsidiary thereof is a party (collectively, the "Blocker Corp Agreements") to which it is a party and
(ii) a written summary setting forth the terms and conditions of each oral contract, agreement, plan, understanding, commitment or other arrangement that is binding on Blocker Corp and except, in each case, for those to which Motient or a subsidiary thereof is a party (collectively, the "Blocker Corp Oral Agreements") to which it is a party. A list of each Blocker Corp Agreement and Blocker Corp Oral Agreement is set forth on Schedule 2.8 hereto.

         Section 2.9. No Violation of Law. The business of Blocker Corp is not being conducted in violation of any law, ordinance or regulation of any governmental entity.

         Section 2.10. Tax Matters. Blocker Corp has timely filed all tax returns and reports required by law to be filed by it, these returns and reports are true, correct and complete in all material respects and Blocker Corp has paid all taxes owed for the period up to and including the date hereof which are required to have been paid prior to the date hereof.

         Section 2.11. Representations Complete. None of the representations or warranties made by Columbia herein or in any Schedule hereto, including the Columbia Disclosure Schedule, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The

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foregoing does not, however, limit or modify the representations and warranties of Motient or Sub set forth in Article III of this Agreement or the right of Columbia to rely thereon.

         Section 2.12. Purchase Entirely for Own Account. The Motient Shares, Motient Warrants and the Warrant Shares to be issued to Columbia will be acquired for investment for Columbia's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and Columbia has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with applicable securities laws.

         Section 2.13. Reliance Upon the Columbia's Representations. Columbia understands that the Motient Shares, Motient Warrants and Warrant Shares are not registered under the Securities Act and the sale provided for in this Agreement and Motient's issuance of securities hereunder will be made in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, and that, in such case, Motient's reliance on such exemption will be based on Columbia's representations set forth herein.

         Section 2.14. Receipt of Information. Columbia believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Motient Shares and Motient Warrants. Columbia further represents that it has had an opportunity to ask questions and receive answers from Motient regarding the terms and conditions of the offering of the Motient Shares and Motient Warrants and the business and financial condition of Motient and to obtain additional information (to the extent Motient possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access.

         Section 2.15. Investor Status; Etc. Columbia certifies and represents to Motient that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Motient Shares, the Motient Warrants or the Warrant Shares. Columbia's financial condition is such that it is able to bear the risk of holding the Motient Shares for an indefinite period of time and the risk of loss of its entire investment. Columbia has sufficient knowledge and experience in investing in companies similar to Motient so as to be able to evaluate the risks and merits of its investment in Motient.

         Section 2.16. Brokers or Finders. Columbia has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 2.17. Restricted Securities. Columbia understands that the Motient Shares, Motient Warrants and the Warrant Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering same or an available exemption from registration under the Securities Act, such Motient Shares, Motient Warrants and Warrant Shares must be held indefinitely. In particular, Columbia is aware that such Motient Shares, Motient Warrants and Warrant Shares may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the

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conditions of the applicable rule are met. Among the conditions for use of Rules
144 and 145 is the availability of current information to the public about Motient.

         Section 2.18. Legends. It is understood that the certificates evidencing the Motient Shares, Motient Warrants and Warrant Shares will bear one or all of the following legends:

         (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Motient Corporation that such registration is not required or unless sold pursuant to Rule 144 or Rule 145 of such Act or another applicable exemption."

         (b) Any legend required by the laws of the State of Delaware or other jurisdiction.

                                  ARTICLE III
                Representations and Warranties of Motient and Sub
                -------------------------------------------------

         Motient and Sub, jointly and severally, represent and warrant to Columbia as follows:

         Section 3.1. Organization, Standing and Power. Motient and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification. The copies of the Certificates of Incorporation and Bylaws of Motient and Sub which have been made available to Columbia are complete and correct and in full force and effect on the date hereof.

         Section 3.2. Capitalization. The authorized stock of Motient consists of 100,000,000 shares of Motient Common Stock, of which 52,063,054 shares were issued and outstanding as of February 5, 2005, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date hereof. All the outstanding shares of Motient Common Stock have been validly issued and are fully paid and non-assessable. Sub is a wholly-owned subsidiary of Motient.

         Section 3.3. Authorization of Motient Common Stock. Immediately prior to the Closing, Motient contributed the Motient Shares and the Motient Warrant to Sub and Sub has authorized the sale and issuance of the Motient Shares and the Motient Warrant to Columbia hereunder.

         Section 3.4. Issuance of Motient Shares and Motient Warrants. The issuance, sale and delivery of the Motient Shares and the Warrant Shares in accordance with this Agreement and the Motient Warrant have been duly authorized by all necessary corporate action and stockholder action on the part of Motient and Sub and their respective officers, directors and stockholders. The Motient Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Warrant Shares, when issued upon exercise in accordance with the provisions of the Motient Warrant, will be duly authorized, validly issued, fully paid and non-assessable.

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         Section 3.5. Title to Motient Shares and Warrants. Upon consummation of the transactions hereunder, Columbia shall be vested with valid title to the Motient Shares and the Motient Warrants, free and clear of any liens, claims and encumbrances of any kind.

         Section 3.6. Authority. Motient and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions and carry out its respective obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Motient and Sub. This Agreement has been duly executed and delivered by Motient and Sub and constitutes the valid and binding obligations of Motient and Sub enforceable against Motient and Sub in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Motient or Sub or any of their subsidiaries, as amended, or (ii) other than the Other Documents, any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Motient or Sub or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Motient or Sub in connection with the execution and delivery of this Agreement by Motient or Sub or the consummation by Motient or Sub of the transactions contemplated hereby or thereby, except for: (i) the filing of a Form 8-K with the SEC within 4 business days after the Closing; (ii) such filings under applicable state securities laws and the securities laws of any foreign country as may be required in connection with the transactions contemplated by this Agreement which are permitted by such laws to be filed after the Closing; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Motient or Sub and would not prevent, materially alter, delay or otherwise invalidate any of the transactions contemplated, by or the due execution and delivery of, this Agreement.

         Section 3.7. SEC Documents. The Company has made available to Columbia true and complete copies of the following reports of Motient (collectively, the "SEC Documents"): (i) the annual report on Form 10-K for the year ended December 31, 2003, (ii) quarterly reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 and (iii) each current report on Form 8-K filed with the SEC since December 31, 2003. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Motient included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All material agreements to which Motient is a party or to which the property or assets of Motient are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules

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and regulations of the SEC as in effect at the time of filing. Motient has prepared and filed with the SEC all filings and reports required by the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act to make Motient's filings and reports current in all respects.

         Section 3.8. Litigation. There is no private or government proceeding pending before any agency, court or tribunal, foreign or otherwise, against Motient or any of its subsidiaries or, to the knowledge of Motient, threatened against Motient or any of its subsidiaries that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Motient or Sub to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Motient or any of its subsidiaries, or, to the knowledge of Motient, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Motient or Sub to consummate the transactions contemplated by this Agreement.

         Section 3.9. Tax Matters. Each of Motient and Sub have timely filed all tax returns and reports required by law to be filed by it, such returns and reports are true, correct and complete in all material respects and Motient and Sub have paid all taxes owed for period up to and including the date hereof which are required to have been paid prior to the date hereof.

         Section 3.10. Broker's and Finders' Fees. Neither Motient nor Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 3.11. Representations Complete. None of the representations or warranties made by Motient or Sub herein or in any Schedule hereto, or certificate furnished by Motient or Sub pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The foregoing does not, however, limit or modify the representations and warranties of Columbia set forth in
Article II of this Agreement or the rights of Motient or Sub to rely thereon.

         Section 3.12. Investment Company Act. Neither Motient nor Sub is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and Sub is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         Section 3.13. Independent Investigation. Motient and Sub are acting for their own account and each have made their own independent decision to enter into this Agreement and to directly acquire the Blocker Corp Shares and to indirectly acquire equity interests in MSV and MSV GP and TerreStar through the purchase of the Blocker Corp Shares pursuant to the transactions contemplated by this Agreement, based solely on their own judgment and investigation and upon advice from such legal, financial, tax and other advisors as it has deemed appropriate. Neither Motient nor Sub is relying on any investment advice, assurance or recommendations by any other party to this Agreement with respect to its investment in Blocker Corp, MSV, MSV GP and TerreStar.

                                   ARTICLE IV
                              Additional Agreements
                              ---------------------

         Section 4.1. Filings; Other Action. Subject to the terms and conditions herein provided, following the Closing, both Columbia and Motient shall (i) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals and (iii) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

         Section 4.2. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party, with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities or disclosures with the stock exchange, if any, on which such party's capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement.

         Section 4.3. Blue Sky Laws. Motient shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Motient Shares, the Motient Warrants and the Warrant Shares in connection with this Agreement. Columbia shall use its best efforts to assist Motient as may be necessary to comply with the securities and blue sky laws of all jurisdictions in which such compliance is necessary or desirable in connection therewith.

         Section 4.4. Additional Consideration. If at any time after the date hereof and prior to the one year anniversary of the date hereof Motient directly or indirectly acquires additional interests in MSV (or its successors) from a party who is a limited partner of MSV on the date hereof (a "Subsequent MSV Purchase"), Motient will make a capital contribution to Sub which will issue to Columbia as additional consideration hereunder (the "Additional Consideration") for the purchase of the Blocker Corp Shares, a number of shares of Motient Common Stock equal to the product of (i) the number of MSV limited partnership units held by Blocker Corp immediately prior to the Closing, multiplied by (ii) a fraction, the numerator of which is the number of Blocker Corp Shares acquired by Sub hereunder and the denominator of which is the number of issued and outstanding shares of Blocker Corp Common Stock as of the Closing, multiplied by
(iii) the difference between (x) the number of shares of Motient Common Stock issued in the Subsequent MSV Purchase in exchange for each MSV limited partnership unit directly or indirectly acquired in such Subsequent MSV Purchase and (y) the product of (A) the number of Motient Shares, multiplied by (B) a fraction, the numerator of which is the number of shares of Blocker Corp Common Stock issued and outstanding as of the Closing and the denominator of which is the product of the number of Blocker Corp Shares purchased by Sub at Closing and the number of MSV limited partnership units owned by Blocker Corp as of the Closing; provided, that if the number in clause (y) above shall be equal to or greater than the number in clause (x), no additional shares of Motient Common Stock shall be issuable to Columbia pursuant to this Section 4.4. Any shares of Motient Common Stock issuable pursuant to this Section 4.4 shall be entitled to piggyback registration rights granted pursuant to the Registration Rights Agreement by and among Motient, Sub, Columbia and the other parties thereto dated as of the date hereof (the "Rights Agreement"), a form of which is attached as Exhibit B hereto. Notwithstanding the foregoing, if the issuance of shares of Motient Common Stock pursuant to this Section 4.4 would require Columbia or any affiliate of Columbia to obtain regulatory approval prior to receiving such shares, such issuance will not occur if and until such time as such regulatory approval has been obtained. Columbia hereby agrees and acknowledges that no Additional Consideration is owed to it pursuant to this
Section 4.4 due to the transactions contemplated by the Merger Agreement or the other Stock Purchase Agreements (defined below).

         Section 4.5. Motient Rights Offering. After the Closing, Motient may issue up to 2,500,000 shares of Motient Common Stock at a purchase price per share of $8.57 to its stockholders of record on December 17, 2004 pursuant to a rights offering (the "Rights Offering"). The Motient Shares to be issued to Columbia at Closing, will be issued to Columbia after the record date for such Rights Offering and Columbia hereby acknowledges that it has no right to participate in the Rights Offering.

         Section 4.6. Designation of Director. Pursuant to the Merger Agreement and this and the other Stock Purchase Agreements dated as of the date hereof by and among Motient, Sub and each of Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners III (AI), L.P., Columbia Capital Equity Partners III (CAYMAN), L.P., Columbia Capital Investors III, LLC, Columbia Capital Employee Investors III, L.L.C., Spectrum Space Equity Investors IV, L.P., Spectrum IV Investment Managers' Fund, L.P. and Spectrum Equity Investors Parallel IV, L.P. (collectively, the "Stock Purchase Agreements"), the members of the Telcom Investor Group, the Columbia Investor Group and the Spectrum Investor Group (as such terms are defined in the MSV Stockholders' Agreement) are transferring to Motient or affiliates of Motient more than five percent (5%) Percentage Interests (as such term is defined in the MSV Stockholders' Agreement), and in connection herewith and therewith, hereby expressly transfer to Motient such Investor Group's right to designate one director of MSV GP pursuant to Section 2(b)(i) of the MSV Stockholders' Agreement, which director shall be designated by Motient as transferee of such Investor Groups.

         Section 4.7. Right to Transfer.. Subject to compliance with applicable securities laws, nothing contained in this Agreement, the Rights Agreement or any other agreement to which Motient and Columbia are parties shall be deemed to prevent or restrict Columbia or its transferees from selling or transferring the Motient Shares, the Motient Warrants or the Warrant Shares in a transaction exempt from the registration requirements of the Securities Act at any time when a registration statement covering the resale of the Motient Shares and/or Motient Warrants is not effective or the use thereof has been suspended by Motient.

         Section 4.8. Independent Evaluation of Investment..

         (a) The parties intend that this Agreement and the transactions contemplated thereby be consistent with the conditions and restrictions applicable to the parties and/or their affiliates either pursuant to MSV GP's, MSV's and/or TerreStar's organizational documents and/or pursuant to the agreements between or among MSV GP's, MSV's and/or TerreStar's stockholders and/or partners, as applicable, including without limitation the Other Documents (collectively, the "Investor Agreements").

         (b) Each of the parties hereto has made an independent evaluation of each of the Investor Agreements' conditions and restrictions that are or may be applicable or relevant to the transactions contemplated by this Agreement and each acknowledges and agrees (i) that it is not relying on any representation, warranty or evaluation by any other party to this Agreement with respect thereto and (ii) that it believes in good faith that the Investor Agreements' conditions and restrictions have been satisfied and/or are consistent with the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, it is the intention and agreement of the parties hereto that each will bear its own risk and responsibility with respect to any such conditions and restrictions applicable to it, without recourse to any other party pursuant to the terms of this Agreement, including, without limitation, pursuant to
Article V hereof, provided that nothing herein shall limit in any way the ability of a party hereto to seek equitable remedies in the event the transfers hereunder (including but not limited to the indirect transfers of interests in MSV, MSV GP or TerreStar) are held not to be valid, binding and enforceable.

                                    ARTICLE V
                                 Indemnification
                                 ---------------

         Section 5.1. Survival of Representations and Warranties. The warranties, representations, covenants and agreements of Motient, Sub and Columbia contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, for a period of twelve
(12) months (the "Survival Period"), and shall in no way be affected by any investigation of the subject matter thereof made by any party hereto.

         Section 5.2. Obligation to Indemnify.

         (a) Columbia Obligation to Indemnify. From and after the Closing, Columbia shall indemnify, defend and hold harmless Motient, Sub and their respective officers, directors, stockholders, partners, employees, subsidiaries, agents and affiliates (each, a "Motient Indemnitee"), from and against all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys', accountants' and investigatory fees and expenses) (collectively, "Losses") to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of Columbia contained in the Agreement for which a claim is initiated prior to the expiration of the Survival Period; (ii) non-fulfillment or breach of any covenant or agreement of Columbia contained in this Agreement, (iii) except as contemplated by Section 4.8 hereof, any action or inaction, or the operation or conduct of business of Columbia or Blocker Corp prior to the Closing; (iv) for any interest and penalties (but not taxes or any other Losses)

("Deficiency Interest and Penalties"), attributable to any underpayment of tax by Blocker Corp, as such interest and penalties are finally determined as a result of any taxing authority's challenge to the valuation of the Rights Certificates distributed by Blocker Corp to Columbia on December 20, 2004; or
(v) any Deficiency Interest and Penalties (but not taxes or any other Losses), incurred in connection with Blocker Corp distributing such Rights Certificates, or any common stock, or other equity securities in TerreStar received upon conversion of such Rights Certificates, as applicable, to the stockholders of Blocker Corp after the date hereof pro rata based upon the respective ownership of each of the stockholders in the Blocker Corp; provided with respect to this
Section 5.2(a)(v) only, that Columbia initiated such request for distribution of the Rights Certificates, or any common stock, or other equity securities in TerreStar to the stockholders of the Blocker Corp and each Motient Indemnitee reasonably cooperates to effectuate such distribution promptly upon request by Columbia. Any indemnification by Columbia pursuant this Section 5.2(a)(iv) or 5.2(a)(v) shall be satisfied in full by Columbia making, at its sole discretion, either a (A) payment to Motient in the amount of any such Tax Interests and Penalties for which Motient Indemnitees are entitled to indemnification hereunder or (B) capital contribution to the Blocker Corp in the amount of all such Tax Interests and Penalties incurred by the Blocker Corp.

         (b) Motient's Obligation to Indemnify. From and after the Effective Time, Motient and Sub, jointly and severally, shall indemnify, defend and hold harmless Columbia and its officers, directors, managers, partners, members, employees, agents and affiliates (each, a "Columbia Indemnitee") from and against any and all Losses to the extent resulting from or relating to any (i) breach or inaccuracy of any representation or warranty of Motient or Sub contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Motient or Sub contained in this Agreement.

         (c) Indemnification Basket Amount. Notwithstanding the foregoing, an Indemnifying Party (defined below) shall not be required to indemnify an Indemnified Party (defined below) pursuant to Section 5.2(a) or Section 5.2(b), as applicable, unless and until the amount of all Losses incurred by such Indemnified Party exceeds $_________ in the aggregate (the "Basket Amount"), in which case the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all such Losses (including the Basket Amount); provided, however that the limitation set forth in this Section 5.2(c) shall not apply to any Losses resulting from a breach of the representations and warranties set forth in Sections 2.2, 2.3, 2.7, 2.10, 2.11, 3.2, 3.3, 3.4, 3.5, 3.9 and 3.11 or
Deficiency Interest and Penalties pursuant to Section 5.2(a)(iv) or 5.2(a)(v).

         Section 5.3. Indemnification Procedures.

         (a) The person seeking indemnification hereunder (each, an "Indemnified Party") shall give the party or parties from whom indemnification is sought or to be sought (each, an "Indemnifying Party") prompt written notice of any Loss as to which they have received written notification. If an indemnification claim involves a claim by a third party (a "Third Party Claim"), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party shall have ten business days from the delivery of such notice (the "Notice Response Period") to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If an Indemnifying Party disputes its liability to an Indemnified Party hereunder with respect to such claim or demand or the amount thereof, such dispute shall be resolved by a civil action in a court of appropriate jurisdiction (including as part of any proceeding with respect to the claim that gave rise to the indemnification claim to which such dispute relates) which may be commenced by either party. During the Notice Response Period, no such claim or demand may be settled by the Indemnified Party.

         (b) With respect to each Indemnification Matter (as defined below), the Indemnified Parties will have the sole right and authority to control the defense against any Third Party Claim with one counsel of their collective choice. This right shall include the right to settle or resolve the Third Party Claim by entering into an agreement memorializing the terms of settlement or resolution (a "Settlement Agreement"), provided however, that the Indemnified Party provides the Indemnifying Party with notice (in accordance with Section
5.4 hereof) of its intent to enter into a Settlement Agreement, which notice shall include the proposed terms of the Settlement Agreement. The Indemnifying Party shall, within ten business days of receipt of such notice, have the right to reject the proposed Settlement Agreement, but shall do so only if it reasonably determines that the Settlement Agreement does not represent a bona fide and reasonable resolution of the underlying Third Party Claim. The Indemnifying Party (and any Indemnified Party who is not otherwise satisfied with the one counsel chosen by the Indemnified Parties collectively) may retain separate co-counsel at their sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that in no event may any Indemnifying Party consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or agree with any Person other than the Indemnified Party, to take any other action with respect to the Third Party Claim without the prior written consent of the Indemnified Party . If it is determined pursuant to an order or settlement agreement that an Indemnifying Party is responsible for all or a portion of any amounts for which the Indemnified Party is liable as a result of such Third Party Claim hereunder, the Indemnifying Party shall, pursuant to Section 5.4(b), render payment to the Indemnified Party for all Losses resulting from such claim, subject to the provisions of Section 5.5.

         Section 5.4. Notices and Payments.

         With respect to each separate matter which is subject to indemnification under this Section 5 (each, an "Indemnification Matter"):

         (a) Notice. Upon the Indemnified Party's receipt of written documents pertaining to an Indemnification Matter, or, if the Indemnification Matter does not involve a third party demand or claim, within a reasonable time after the Indemnified Party first has actual knowledge of such Indemnification Matter, the Indemnified Party shall give written notice to the Indemnifying Party of the nature of such Indemnification Matter, and, if susceptible to estimation at such time, the Indemnified Party's best estimate of the amount demanded or claimed in connection therewith as provided in Section 5.3; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby.

         (b) Payment. Upon determination of the amount of the Loss (whether due to the Indemnifying Party's failure to dispute the indemnification matter, by agreement among the parties, or after a settlement agreement is executed or a final order is rendered with respect to the indemnification matter), the Indemnifying Party shall promptly (and in any event, not later than ten days after such determination) pay to the Indemnified Party all amounts owing by the Indemnifying Party under this Section 5 with respect to such indemnification matter, subject to the limitations set forth in Section 5.5.

         Section 5.5. Limited Remedy.

         (a) Motient Indemnitee Indemnification Limit. The maximum amount all Motient Indemnitees may recover pursuant to the indemnity set forth in Section 5.2(a) hereof shall be limited to the value of the Motient Shares based on the closing sales price of Motient Common Stock on the pink sheets on the date hereof, plus the value of any shares of Motient Common Stock issued as Additional Consideration as determined using the closing sales price of Motient Common Stock on the pink sheets on the date such Additional Consideration is issued to Columbia.

         (b) Columbia Indemnitee Indemnification Limit. The maximum amount all Columbia Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 5.2(b) shall be limited to the value of the Motient Shares based on the closing sales price of Motient Common Stock on the pink sheets on the date hereof, plus the value of any shares of Motient Common Stock issued as Additional Consideration as determined using the closing sales price of Motient Common Stock on the pink sheets on the date such Additional Consideration is issued to Columbia.

                                   ARTICLE VI
                                  Miscellaneous
                                  -------------

         Section 6.1. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         Section 6.2. Counterparts: Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 6.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         Section 6.4. Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by telecopy (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

                  To Motient or Sub:
                  Motient Corporation
                  300 Knightsbridge Parkway
                  Lincolnshire Parkway
                  Lincolnshire, IL 60069
                  Facsimile: (847) 478-4810
                  Attention:  General Counsel

                  with a copy (which shall not constitute notice) to:

                  Andrews Kurth LLP
                  600 Travis Street, Suite 4200
                  Houston, Texas 77002
                  Telecopy: (713) 220-4285
                  Attention:  Mark Young

                  To Columbia:

                  [Fund]
                  [address]

                  with a copy (which shall not constitute notice) to:

                  Edwards & Angell, LLP
                  101 Federal Street
                  Boston, MA 02110 USA
                  Telecopy: (617) 439-4170
                  Attention: Stephen O. Meredith

         Section 6.5. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 6.6. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 6.7. Entire Agreement; Non-Assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules and the Columbia Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         Section 6.8. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 6.9. Certain Definitions. References in this Agreement to "subsidiaries" of Columbia, Motient or Sub shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by a Columbia, Motient or Sub, as the case may be. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

         Section 6.10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered as of the date first above written.

                                    MOTIENT CORPORATION


                                    By:/s/ Christopher Downie
                                    ------------------------------------------
                                    Name:  Christopher Downie
                                    Title: Executive Vice President and Chief
                                           Operating Officer


                                    MVH HOLDINGS INC.


                                    By:/s/ Christopher Downie
                                    -----------------------------------------
                                    Name:  Christopher Downie
                                    Title: Executive Vice President and Chief
                                           Operating Officer


                                    PURCHASER











                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                                                      Schedule A
                                                                      ----------

                          Columbia Disclosure Schedule

                                                                       Exhibit A
                                                                       ---------

                             Form of Motient Warrant

                                                                       Exhibit B
                                                                       ---------

                          Registration Rights Agreement

                                                                       Exhibit C
                                                                       ---------

                       Blocker Corp Stockholders Agreement

                                                                       Exhibit D
                                                                       ---------

                     Amended and Restated Consent Agreement